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                                                                    EXHIBIT 10.9


                           HIGHLANDS INSURANCE GROUP
                          1997 RESTRICTED STOCK PLAN


 1.       PURPOSE

          This Plan's purpose is to align the interests of management more closely with those of stockholders, by providing an incentive to invest in Highlands Insurance Group, Inc. common stock, and by rewarding long service with the Company and its Subsidiaries.

 2.       DEFINITIONS

          For purposes of this Plan, the following terms shall have the definitions set forth below:

          (A) "BOARD."  The Company's Board of Directors.

          (B) "COMMITTEE." The Compensation Committee appointed by the Board, which manages the Plan. No member of the Committee shall participate in the administration of the Plan unless he is a nonemployee director described in Rule 16b-3(e)(3) promulgated by the Securities and Exchange Commission or any successor definition thereto. Each member of the Committee serves until he resigns or is not reappointed or he ceases to be a director of the Company.

          (C) "COMPANY." Highlands Insurance Group, Inc., a Delaware corporation.

          (D) "DATE OF ISSUANCE." The date Restricted Shares are issued to a Participant.

          (E) "ESCROW AGENT." The bank or other institution appointed by the Company from time to time to hold Restricted Shares during the Restricted Period.

          (F) "PARTICIPANT." An employee of the Company or a Subsidiary selected for participation in the Plan pursuant to Section 4.

          (G) "PLAN."  The Highlands Insurance Group 1997 Restricted Stock Plan.

          (H) "RESTRICTED PERIOD."  The period described in Section 6(c).

          (I) "RESTRICTED SHARES." The shares of common stock of the Company reserved pursuant to Section 3 hereof and any such shares issued to a Participant pursuant to this Plan.
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          (J) "SUBSIDIARY" OR "SUBSIDIARIES."  A corporation or corporations of which the Company owns, directly or indirectly, shares having a majority of the ordinary voting power for the election of directors.

 3.       RESTRICTED SHARE RESERVE

          (A) ESTABLISHMENT. The Company shall establish a Restricted Share reserve to which shall be credited 100,000 shares of the common stock of the Company, par value $.01 per share. Should the shares of the Company's common stock be increased or decreased, or changed into or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, due to a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the number of shares then remaining in the Restricted Share reserve shall be adjusted appropriately to reflect such action. If any such adjustment results in a fractional share, the fraction shall be disregarded.

          (B) ADJUSTMENTS TO RESERVE. Upon the grant of shares hereunder, the reserve shall be reduced by the number of shares so granted. Upon the forfeiture of any Restricted Shares, the reserve shall be increased by such number of shares, and such shares may again be the subject of grants hereunder.

          (C) SOURCE OF RESTRICTED SHARES. As the Board shall in its sole discretion determine, Restricted Shares may be authorized but unissued shares or treasury shares. All authorized and unissued shares issued as Restricted Shares in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights.

 4.       ELIGIBILITY

          (A) ELIGIBLE EMPLOYEES. Any management employee of the Company or any Subsidiary (including officers and directors, except for persons serving as directors only) shall be eligible to receive a grant of Restricted Shares pursuant to the Plan.

          (B) SELECTION BY THE COMMITTEE. From the employees eligible to receive grants pursuant to the Plan, the Committee may from time to time select employees to receive grants. The Committee shall base its selections on the positions and responsibilities of the eligible employees, the value of their services to the Company and its Subsidiaries and such other factors as the Committee deems pertinent.

          (C) PARTICIPATION IN OTHER STOCK PLANS. A person who has received options or other rights to purchase stock of the Company or a Subsidiary may exercise the same in accordance with their terms, and shall not by reason thereof be ineligible to receive Restricted Shares under this Plan. A person who has received Restricted Shares hereunder shall not be ineligible for that reason to be granted any option or other rights to purchase stock.

 5.       AMOUNTS OF GRANTS

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          (A) PARTICIPANT ELECTION.  The number of Restricted Shares granted to each Participant shall be equal to the number of shares of common stock of the Company, if any, that the Participant purchases under the Plan. Each Participant shall elect in writing, within the time specified by the Committee on the Participant election form, how many shares of common stock of the Company to purchase pursuant to the Plan. Such an election shall be made by delivering to the Secretary of the Company a written election on the form provided by the Company. Any such election shall be accompanied by a stock power endorsed in blank in order to permit the Escrow Agent to transfer Restricted Shares to the Company in the event they are forfeited.

          (B) PURCHASE OF SHARES. The Secretary of the Company shall arrange for purchase in the market, at the price(s) then available, of the number of shares elected by Participants. The Secretary shall inform each Participant promptly in writing of the amount needed to purchase the shares elected by the Participant, including the brokerage commission, and of the date by which payment must be received. The election of any Participant who fails to make timely payment in full to the Secretary shall be null and void.

          (C) DISPOSITION OF PURCHASED SHARES. The Secretary of the Company shall cause all shares purchased at the election of Participants to be delivered to the respective Participants or their designees by the broker executing the transaction.

          (D) LISTING ON STOCK EXCHANGE. The Company shall take such action as shall be necessary to cause any Restricted Shares issued pursuant to this Plan and not previously listed to be listed on the New York Stock Exchange and/or such other exchange(s) on which shares of the same class as the Restricted Shares are then listed.

          (E) DELIVERY OF WRITTEN NOTICE. All elections and notices in writing required pursuant to this Plan shall be sufficient only if actually delivered or if sent via registered or certified mail, postage prepaid, to the Company, attention Secretary, and/or the Escrow Agent at its principal office, and shall be conclusively deemed given on the third business day following the date of such mailing, if mailed.

 6.       RESTRICTIONS

          (A) TRANSFER/ISSUANCE. Restricted Shares shall be issued or transferred to Participants promptly after completion of the purchases pursuant to Section 5(b), and certificates for such shares shall be issued in the respective Participants' names. Each Participant shall thereupon be the record owner of all the shares represented by the certificate or certificates. As such, the Participant shall have all the rights of a shareholder with respect to such shares, including the right to vote them and to receive all dividends and other distributions (subject to (b), below) paid with respect to them, provided, however, that the shares shall be subject to the restrictions in (d), below.
The shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during the Restricted Period, and each transfer agent for the common stock shall be instructed to that effect. In aid of such restrictions, all certificates for Restricted Shares shall be deposited by the Company with the Escrow Agent.

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          (B) ADJUSTMENTS TO RESTRICTED SHARES.  If, due to a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Participant, as the owner of Restricted
Shares subject to restrictions hereunder, shall be entitled during the Restricted Period to new, additional, or different shares of stock or other securities, the certificate or certificates for, or other evidences of, such new, additional, or different shares or securities also shall be deposited by the issuer with the Escrow Agent. If any of the event(s) described in the preceding sentence occur, all Plan provisions relating to restrictions and lapse of restrictions shall apply to such new, additional, or different shares or securities, provided, however, that if the Participant shall receive rights, warrants or fractional interests in respect of any of such Restricted Shares, such rights or warrants may be held, exercised, sold or otherwise disposed of, and such fractional interests may be settled, by the Participant free and clear of the restrictions hereinafter set forth.

          (C) RESTRICTED PERIOD. The restrictions set forth in (d), below, shall apply to Restricted Shares during a period starting on the Date of Issuance of such shares and ending on the fifth anniversary of such date.

          (D) RESTRICTIONS. The restrictions to which Restricted Shares shall be subject are the following:

                (i) During the Restricted Period applicable to Restricted Shares, none of such shares shall be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of.

                (ii) If a Participant's employment with the Company and its Subsidiaries terminates for any reason, including such Participant's death or disability, at any time before the third anniversary of the Date of Issuance of Restricted Shares, the Restricted Shares shall be forfeited and transferred to the Company.

                (iii) If a Participant resigns, or is terminated for cause, from employment with the Company and its Subsidiaries at any time before the Restricted Period ends, the Participant's Restricted Shares shall be forfeited and transferred to the Company.

                (iv) If the price on the date the Restricted Period ends is less than 161% of the price at the Date of Issuance, all or a portion of the Restricted Shares shall be forfeited, and transferred to the Company, as determined by the following table.

                    Price at End Compared with
                   Beginning of Restricted Period       Forfeited Percentage
                   ------------------------------       --------------------

                   Less than 140%                               100%
                   140% but less than 150%                       75%
                   150% but less than 161%                       50%

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          (E) SPECIAL DEFINITIONS.  For purposes of this Section 6, the following terms shall have the definitions set forth below.

                (i) Cause means fraud, dishonesty or similar willful misconduct on the part of a Participant; a material breach by a Participant of any of his obligations under any employment agreement with the Company or any of its Subsidiaries or otherwise in connection with any position that such Participant holds, or in the future may hold, at the Company or any Subsidiary (provided that the Participant shall first be notified of and be given a reasonable opportunity to cure such breach); gross negligence by a Participant in the performance of the services contemplated by such Participant's employment agreement (if any) or performed in connection with the Participant's position as an employee of the Company or its Subsidiary; or conviction of a Participant (or the entering of a plea of guilty, nolo contendere, or request for deferred adjudication) for fraud, misappropriation, embezzlement, financial misconduct, any felony, or any lesser criminal offense which carries a potential penalty of imprisonment for a term of one year or more and/or a fine of $5,000 or more (other than such a lesser criminal offense that relates solely to the action or omission of one or more persons other than the Participant), whether or not a lesser penalty or fine is assessed.

                (ii) Price on a given date means the average closing price of the common stock of the Company on the preceding five trading days, as reported on the principal national securities exchange on which the common stock is then listed, or if there were no sales on any of such days, on the most recent five days on which there were sales.

 7.       DELIVERY OF VESTED SHARES

          (A) LAPSE OF RESTRICTED PERIOD. After the end of the Restricted Period, the Escrow Agent shall transfer to the Company any Restricted Shares that are forfeited pursuant to Section 6(d), above. Subject to (b), below, the Escrow Agent shall release to the respective Participants, free of such restrictions, the remaining Restricted Shares.

          (B) TAX WITHHOLDING. The Escrow Agent shall not release shares from escrow to a Participant or executor or administrator until the Participant or executor or administrator has remitted to the Company or its Subsidiary all federal, state and local taxes that the Company or its Subsidiary determines it is required to withhold.

 8.       DEATH OF A PARTICIPANT

          In the event of the death of a Participant prior to the third anniversary of the Date of Issuance, the Restricted Shares shall be forfeited and the Escrow Agent shall transfer them to the Company. If a Participant dies after the third anniversary of the Date of Issuance, but before the end of the Restricted Period, the Restricted Shares that are not forfeited pursuant to
Section 6(d), if any, shall be released as provided in Section 7 to the Participant's executor or administrator.

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 9.       FINALITY OF DETERMINATION

          The Committee shall administer this Plan and construe its provisions. Any determination by the Committee in carrying out, administering, or construing this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives. Participants may obtain additional information about the Plan and its administrators from Stephen J. Greenberg, Esq., Corporate Secretary, 1000 Lenox Drive, Lawrenceville, New Jersey 08648, telephone no. 609-895-3007.

 10.      NO RIGHT TO CONTINUED EMPLOYMENT

          Neither the Company's action in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

 11.      AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

          (A) The Plan shall be submitted for approval by the stockholders of the Company at the 1998 annual meeting of stockholders. If the Plan is not approved by a majority of shares present in person or by proxy, it shall be void and of no effect, and all Restricted Shares shall be transferred to the Company.

          (B) The Board may amend, suspend or terminate the Plan in whole or in part at any time; provided that such amendment shall not affect adversely rights or obligations with respect to grants previously made.

 12.      GOVERNING LAW

          The Plan shall be governed by the laws of the State of New Jersey. It is not subject to the federal Employee Retirement Income Security Act of 1974.

 13.      EXPENSES OF ADMINISTRATION

          All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

 14.      REGISTRATION OF RESTRICTED SHARES

          The Company, at its expense, shall register the Plan under the Securities Act of 1933. Each Participant may obtain without charge from Stephen
J. Greenberg, Esq., Corporate Secretary, 1000 Lenox Drive, Lawrenceville, New Jersey 08648, telephone no. 609-895-3007, by written or oral request, the documents incorporated by reference in Item 3 of Part II of the Registration Statement on Form S-8 relating to the Plan, which are incorporated by reference into the Plan, and copies of all other reports,

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proxy statements and communications distributed to its security holders generally and any other documents required to the delivered pursuant to Rule 428(b) under the Securities Act.

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